Lithia Motors Reports EPS of $0.84 for First Quarter 2013, an Increase of 42% Over Prior Year Adjusted EPS; Increases 2013 Outlook

MEDFORD, OR -- (Marketwire - April 24, 2013) - Lithia Motors, Inc. (NYSE: LAD) today reported 2013 first quarter income from continuing operations was $21.9 million, or $0.84 per diluted share. This compares to 2012 first quarter adjusted income from continuing operations of $15.6 million, or $0.59 per diluted share.

First Quarter-over-Quarter Operating Highlights:

  New vehicle same store sales increased 22%
  Used vehicle retail same store sales increased 22%
  Service, body and parts same store sales increased 7%
  SG&A expense as a percentage of gross profit was 69%

First quarter 2013 revenue from continuing operations increased $164.9 million, or 22%, to $903.1 million from $738.2 million in the first quarter of 2012.

"We grew quarterly EPS 42% over the adjusted prior year," said Bryan DeBoer, President and CEO. "Total same store sales increased 19% in 2013, on top of an increase of 21% in 2012. We are pleased with our performance in the service, body and parts business, which increased 7% on a same store basis, despite two fewer selling days in 2013 compared to 2012. Warranty sales increased over 9% for the second consecutive quarter, suggesting that the number of vehicles eligible for warranty repair is growing."

We did not have any adjustments to the 2013 first quarter results from continuing operations. As shown in the attached reconciliation table, the 2012 first quarter adjusted results from continuing operations exclude a net benefit of $0.04 per share for an asset impairment charge, the gain on the disposal of assets, an adjustment to an investment and a non-core tax attribute. Unadjusted, net income from continuing operations for the first quarter of 2012 was $16.6 million, or $0.63 per diluted share.

Commenting on SG&A performance, Chris Holzshu, Senior Vice President and Chief Financial Officer, stated, "Cost control remains a key initiative to drive earnings growth. Our incremental throughput, or the percentage of additional gross profit dollars that flow to operating income, was 49% on a same store basis in the first quarter. This was just shy of our objective of 50%. We are focused on effective spending in personnel and advertising, which make up the majority of controllable SG&A expense."

Corporate Development
On April 11, 2013, Lithia was granted a new franchise to sell MINI vehicles in Anchorage, Alaska. The store will be located next to our Anchorage BMW location.

"Developing strong relationships with our manufacturer partners is a key to our success," said Bryan DeBoer. "We appreciate the vote of confidence from MINI in awarding us the franchise. By understanding our customers and increasing our share of vehicles sold in each market we serve, we hope to find additional opportunities with manufacturers in the future."

Share Repurchases
During the first quarter, we repurchased 127,900 shares of our Class A common stock at a weighted average price of $40.76 per share. Our total remaining repurchase authorization is 1,726,953 shares.

Balance Sheet Update
We ended the first quarter with $15 million in cash and $151 million in available credit on our credit facilities. Additionally, approximately $149 million of operating real estate is currently unfinanced, which could provide up to an additional $112 million in available liquidity, for total liquidity of $278 million.

In March, we strategically retired $26 million in mortgages. As a result, we have $165 million in mortgage debt outstanding, of which 78% are fixed rate mortgages. Our nearest maturities, totaling $29 million, are in 2016. We have no convertible notes or high-yield debt outstanding.

Increased Outlook for 2013
We project 2013 second quarter earnings of $0.86 to $0.88 per diluted share and full-year 2013 earnings of $3.48 to $3.55 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues of $3.8 to $3.9 billion
  New vehicle same store sales increasing 15.5%
  New vehicle gross margin of 6.9% to 7.1%
  Used vehicle same store sales increasing 13.0%
  Used vehicle gross margin of 14.3% to 14.5%
  Service body and parts same store sales increasing 7.0%
  Service body and parts gross margin of 48.2% to 48.4%
  Finance and insurance gross profit of $1,100 per unit
  Tax rate of 39.5%
  Average diluted shares outstanding of 26.5 million
  Capital expenditures of $55 million
  Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

First Quarter Earnings Conference Call and Updated Presentation
The first quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter results has been added to www.LithiaInvestorRelations.com.

To listen live on our website or for replay, visit www.LithiaInvestorRelations.com and click on webcasts. A playback of the conference call will be available on April 24, 2013 through May 8, 2013 by calling 877-660-6853 (Conference ID: 412411).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 27 brands of new vehicles and all brands of used vehicles at 88 stores in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," or "will" and similar references to future periods. Examples of forward-looking statements in this press release include our outlook of earnings per share results and the assumptions that underlie them.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth from time to time in our filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                              Three months ended                     %
                                   March 31,         Increase    Increase
                            ----------------------
                               2013        2012     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ----------
Revenues:
New vehicle retail          $  493,441  $  392,946  $  100,495        25.6%
Used vehicle retail            239,228     190,619      48,609        25.5
Used vehicle wholesale          39,506      33,357       6,149        18.4
Finance and insurance           31,663      24,876       6,787        27.3
Service, body and parts         90,440      83,544       6,896         8.3
Fleet and other                  8,802      12,904      (4,102)      (31.8)
                            ----------  ----------  ----------  ----------
  Total revenues               903,080     738,246     164,834        22.3
Cost of sales:
New vehicle retail             458,794     362,694      96,100        26.5
Used vehicle retail            204,255     162,342      41,913        25.8
Used vehicle wholesale          38,532      32,960       5,572        16.9
Service, body and parts         46,661      43,409       3,252         7.5
Fleet and other                  8,400      12,507      (4,107)      (32.8)
                            ----------  ----------  ----------  ----------
  Total cost of sales          756,642     613,912     142,730        23.2
                            ----------  ----------  ----------  ----------
Gross profit                   146,438     124,334      22,104        17.8
Asset Impairments                    -         115        (115)         NM
SG&A expense                   101,131      88,439      12,692        14.4
Depreciation and
 amortization                    4,721       4,138         583        14.1
                            ----------  ----------  ----------  ----------
Income from operations          40,586      31,642       8,944        28.3
Floor plan interest expense     (3,449)     (2,902)        547        18.8
Other interest expense          (2,361)     (2,727)       (366)      (13.4)
Other income, net                  801         498         303        60.8
                            ----------  ----------  ----------  ----------
Income from continuing
 operations before income
 taxes                          35,577      26,511       9,066        34.2
Income tax expense             (13,695)     (9,877)      3,818        38.7
Income tax rate                   38.5%       37.3%
                            ----------  ----------  ----------  ----------
Income from continuing
 operations                 $   21,882  $   16,634  $    5,248        31.5%
Income from discontinued
 operations, net of tax            173         162          11         6.8
                            ----------  ----------  ----------  ----------
Net income                  $   22,055  $   16,796  $    5,259        31.3%

Diluted net income per
 share:
Continuing operations       $     0.84  $     0.63  $     0.21        33.3%
Discontinued operations           0.01           -        0.01          NM
                            ----------  ----------  ----------  ----------
Net income per share        $     0.85  $     0.63  $     0.22        34.9%
                            ==========  ==========  ==========  ==========

Diluted shares outstanding      26,054      26,478        (424)       (1.6)%

NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                              Three months ended                     %
                                   March 31,         Increase    Increase
                            ----------------------
                               2013        2012     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ----------
Gross margin
New vehicle retail                 7.0%        7.7%   (70) bps
Used vehicle retail               14.6        14.8    (20) bps
Used vehicle wholesale             2.5         1.2     130 bps
Finance and insurance            100.0       100.0       - bps
Service, body and parts           48.4        48.0      40 bps
Fleet and Other                    4.6         3.1     150 bps
Gross profit margin               16.2        16.8    (60) bps

Unit sales
New vehicle retail              14,720      12,138       2,582        21.3%
Used vehicle retail             13,661      11,207       2,454        21.9
Used vehicle wholesale           5,324       4,481         843        18.8
Total units sold                33,705      27,826       5,879        21.1

Average selling price
New vehicle retail          $   33,522  $   32,373  $    1,149         3.5%
Used vehicle retail             17,512      17,009         503         3.0
Used vehicle wholesale           7,420       7,444         (24)       (0.3)

Average gross profit per
 unit
New vehicle retail          $    2,354  $    2,492  $     (138)       (5.5)%
Used vehicle retail              2,560       2,523          37         1.5
Used vehicle wholesale             183          89          94       105.6
Finance and insurance            1,116       1,066          50         4.7

Revenue mix
New vehicle retail                54.6%       53.2%
Used vehicle retail               26.5        25.8
Used vehicle wholesale             4.4         4.5
Finance and insurance, net         3.5         3.4
Service, body and parts           10.0        11.3
Fleet and other                    1.0         1.8

                                   Adjusted               As reported
                            ----------------------  ----------------------
                              Three months ended      Three months ended
                                   March 31,               March 31,
                            ----------------------  ----------------------
Other metrics                  2013        2012        2013        2012
                            ----------  ----------  ----------  ----------
SG&A as a % of revenue            11.2%       12.1%       11.2%       12.0%
SG&A as a % of gross profit       69.1        71.7        69.1        71.1
Operating profit as a % of
 revenue                           4.5         4.2         4.5         4.3
Operating profit as a % of
 gross profit                     27.7        24.9        27.7        25.4
Pretax margin                      3.9         3.5         3.9         3.6
Net profit margin                  2.4         2.1         2.4         2.3

NM - not meaningful

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                                 Three months ended                   %
                                     March 31,        Increase    Increase
                               ---------------------
                                  2013       2012    (Decrease)  (Decrease)
                               ---------- ---------- ----------  ----------
Revenues
New vehicle retail             $  474,019 $  388,466 $   85,553        22.0%
Used vehicle retail               227,748    187,500     40,248        21.5
Used vehicle wholesale             36,436     32,743      3,693        11.3
Finance and insurance              29,978     23,969      6,009        25.1
Service, body and parts            87,747     82,366      5,381         6.5
Fleet and other                     8,639     12,737     (4,098)      (32.2)
                               ---------- ---------- ----------
Total revenues                 $  864,567 $  727,781 $  136,786        18.8

Gross profit
New vehicle retail             $   32,906 $   29,794 $    3,112        10.4%
Used vehicle retail                33,749     27,968      5,781        20.7
Used vehicle wholesale                899        447        452       101.1
Finance and insurance              29,978     23,969      6,009        25.1
Service, body and parts            41,826     38,728      3,098         8.0
Fleet and other                       267        270         (3)       (1.1)
                               ---------- ---------- ----------
Total gross profit             $  139,625 $  121,176 $   18,449        15.2

Unit sales
New vehicle retail                 14,151     12,004      2,147        17.9%
Used vehicle retail                13,050     11,015      2,035        18.5
Used vehicle wholesale              4,990      4,387        603        13.7
Total units sold                   32,191     27,406      4,785        17.5

Average selling price
New vehicle retail             $   33,497 $   32,361 $    1,136         3.5%
Used vehicle retail                17,452     17,022        430         2.5
Used vehicle wholesale              7,302      7,464       (162)       (2.2)

Average gross profit per unit
New vehicle retail             $    2,325 $    2,482 $     (157)      (6.3)%
Used vehicle retail                 2,586      2,539         47         1.9
Used vehicle wholesale                180        102         78        76.5
Finance and insurance               1,102      1,041         61         5.9

NM - not meaningful

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                       As of
                                        March 31,  December 31,   March 31,
                                      ------------ ------------ ------------
                                          2013         2012         2012
                                      ------------ ------------ ------------
Days Supply(1)
New vehicle inventory                           71           76           61
Used vehicle inventory                          46           56           48

(1) Days supply calculated based on current inventory levels, excluding in-
 transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
                                    Requirement         As of March 31, 2013
                            --------------------------- --------------------
Current ratio                   Not less than 1.20 to 1            1.42 to 1
Fixed charge coverage ratio     Not less than 1.20 to 1            2.57 to 1
Leverage ratio                  Not more than 5.00 to 1            1.70 to 1
Funded debt restriction      Not more than $375 million       $168.7 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                      Three months ended
                                                           March 31,
                                                   ------------------------
                                                       2013         2012
                                                   -----------  -----------
New vehicle unit sales brand mix
Chrysler                                                  31.3%        31.9%
General Motors                                            15.9         14.6
Toyota                                                    14.9         12.9
Subaru                                                     7.7          7.6
BMW, MINI                                                  6.3          7.0
Honda, Acura                                               6.8          6.6
Ford                                                       5.9          5.7
Hyundai                                                    2.9          4.1
Nissan                                                     2.7          3.3
Mercedes                                                   2.2          2.0
Volkswagen, Audi                                           1.8          2.1
Kia                                                        0.6          1.2
Mazda                                                      0.5          0.6
Other                                                      0.5          0.4

                                                      Three months ended
                                                           March 31,
                                                   ------------------------
                                                       2013         2012
                                                   -----------  -----------
Revenue geographic mix
Texas                                                     25.7%        25.0%
Oregon                                                    20.8         21.1
California                                                10.7         10.6
Montana                                                    9.0          8.6
Washington                                                 8.2          7.6
Alaska                                                     7.1          8.8
Idaho                                                      5.2          5.5
Nevada                                                     4.7          5.0
Iowa                                                       4.5          4.8
North Dakota                                               2.4          2.0
New Mexico                                                 1.7          1.0

                                                     As of April 24, 2013
                                                   ------------------------
Current store count mix                            # of stores   % of total
                                                   -----------  -----------
Chrysler                                                    23         26.2%
General Motors                                              13         14.8
Honda, Acura                                                 9         10.2
Toyota                                                       9         10.2
BMW, MINI                                                    8          9.1
Hyundai                                                      5          5.7
Ford                                                         5          5.7
Mercedes                                                     4          4.5
Subaru                                                       4          4.5
Nissan                                                       3          3.4
Volkswagen, Audi                                             2          2.3
Other                                                        3          3.4

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

                                                 March 31,     December 31,
                                                    2013           2012
                                               -------------  -------------
Cash and cash equivalents                      $      15,006  $      42,839
Trade receivables, net                               134,109        133,149
Inventories, net                                     714,121        723,326
Deferred income taxes                                  3,079          3,832
Other current assets                                  11,729         17,484
Assets held for sale                                  12,996         12,579
                                               -------------  -------------
Total current assets                           $     891,040  $     933,209

Property and equipment, net                          427,935        425,086
Goodwill                                              32,047         32,047
Franchise value                                       62,429         62,429
Deferred income taxes                                 20,704         17,123
Other non-current assets                              25,548         22,808
                                               -------------  -------------
Total assets                                   $   1,459,703  $   1,492,702
                                               =============  =============

Floor plan notes payable                       $      15,545  $      13,454
Floor plan notes payable: non trade                  567,981        568,130
Current maturities of long-term debt                   7,483          8,182
Trade payables                                        41,339         41,589
Accrued liabilities                                   87,787         81,602
Liabilities related to assets held for sale            8,662          8,347
                                               -------------  -------------
Total current liabilities                      $     728,797  $     721,304

Long-term debt                                       222,249        286,876
Deferred revenue                                      35,252         33,589
Other long-term liabilities                           25,602         22,832
                                               -------------  -------------
Total liabilities                              $   1,011,900  $   1,064,601
                                               -------------  -------------

Class A common stock                                 263,253        268,801
Class B common stock                                     335            343
Additional paid-in capital                            15,096         12,399
Accumulated other comprehensive loss                  (2,109)        (2,615)
Retained earnings                                    171,228        149,173
                                               -------------  -------------
Total liabilities & stockholders' equity       $   1,459,703  $   1,492,702
                                               =============  =============

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

                                                    Three months ended
                                                         March 31,
                                               ----------------------------
                                                    2013           2012
                                               -------------  -------------
Net income                                     $      22,055  $      16,796

Adjustments to reconcile net income to net
 cash used in operating activities:
Asset impairments                                          -            115
Depreciation and amortization                          4,721          4,138
Depreciation and amortization within
 discontinued operations                                   -             61
Stock-based compensation                               1,140            576
Gain on disposal of assets                               (19)          (988)
Deferred income taxes                                   (206)          (870)
Excess tax benefit from share-based payment
 arrangements                                         (2,937)          (749)
(Increase) decrease:
  Trade receivables, net                                (960)       (11,633)
  Inventories                                          7,890        (62,113)
  Other current assets                                 5,757          5,292
  Other non-current assets                              (424)         2,778
Increase (decrease):
  Floor plan notes payable                             2,257         (3,324)
  Trade payables                                        (410)         1,549
  Accrued liabilities                                  6,188          5,105
  Other long-term liabilities and deferred
   revenue                                             4,705          2,280
                                               -------------  -------------
Net cash provided by (used in) operating
 activities                                    $      49,757  $     (40,987)
                                               =============  =============

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

                                                     Three months ended
                                                         March 31,
                                                ---------------------------
Net cash provided by (used in) operating
 activities                                          2013          2012
                                                ------------- -------------
As reported                                     $      49,757 $     (40,987)
  Floor plan notes payable, non-trade                     953        39,401
                                                ------------- -------------
Adjusted                                        $      50,710 $      (1,586)
                                                ============= =============

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                                Three Months Ended March 31, 2012
                     ------------------------------------------------------
                                  Asset
                                impairment
                                   and
                        As       disposal     Equity       Tax
                     reported      gain     investment  attribute  Adjusted
                     --------  -----------  ----------  ---------  --------
Other asset
 impairments         $    115  $      (115) $        -  $       -  $      -
Selling, general and
 administrative        88,439          739           -          -    89,178

Income from
 operations            31,642         (624)          -          -    31,018

Other income, net         498            -        (244)         -       254

Income from
 continuing
 operations before
 income taxes        $ 26,511  $      (624) $     (244) $       -  $ 25,643
Income tax expense     (9,877)         244          95       (493)  (10,031)
                     --------  -----------  ----------  ---------  --------
Net income from
 continuing
 operations          $ 16,634  $      (380) $     (149) $    (493) $ 15,612
                     ========  ===========  ==========  =========  ========

Diluted earnings per
 share from
 continuing
 operations          $   0.63  $     (0.01) $    (0.01) $   (0.02) $   0.59
Diluted share count    26,478

Contact:
John North
VP Finance and Controller
(541) 618-5748